Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER
2009 RESULTS
TEMPE, Ariz. — May 12, 2009 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2009.
First Quarter Highlights
•	Net sales for the first quarter of 2009 decreased 14% to $951.2 million.
•	Gross profit for the first quarter decreased 13% to $131.8 million.
•	Net earnings before one-time items for the first quarter of $3.8 million.* (Net loss for the first quarter of $6.8 million including one-time items.)
•	Diluted earnings per share before one-time items for the first quarter of $0.08.* (Diluted loss per share for the quarter of $(0.15) including one-time items.)
•	First quarter 2009 results include the following one-time items:
•	$6.3 million, $3.9 million net of tax, for severance and restructuring expenses;

•	$5.5 million, $3.5 million net of tax, for a non-cash charge related to the termination of an equity incentive compensation plan;

•	$4.1 million, $2.5 million net of tax, for professional fees and costs associated with the trade credits restatement issue; and

•	A $600,000 tax charge related to the remeasurement of certain deferred tax assets.
•	First quarter 2008 results include expenses of $1.9 million, $1.1 million net of tax, for severance and restructuring expenses.
•	Completed the previously announced restatement of our historical financial statements related to aged trade credits. Accordingly, all prior period financial statement information in this release has been restated.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release
“Our business achieved what we consider to be solid financial results in the first quarter given the challenging demand environment for IT spend globally,” stated Rich Fennessy, President and Chief Executive Officer. “We are very pleased to have the restatement process and investigation behind us, and while we expect the balance of 2009 to continue to be challenging, we believe we have the right business model, the right teammates and a strong balance sheet that will position us well throughout the balance of 2009 and into 2010,” added Fennessy.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 2	May 12, 2009
SEGMENT OVERVIEW
Net sales in North America declined 13% to $660.1 million. Hardware sales declined 25% as incremental sales from the Company’s acquisition of Calence were more than offset by declines across other hardware product categories. Software sales were flat year over year, and sales of services were up over 90% reflecting both the acquisition of Calence and overall strength in the Company’s services business. Gross profit declined 8% to $93.0 million, but gross margin increased to 14.1%, up 80 basis points year over year, reflecting improved margins in the services category partially offset by a decreased margin generated by freight. North America’s selling and administrative expenses in the first quarter included an aggregate of $8.2 million of charges related to the North America portion of the termination of an equity incentive compensation plan and professional fees and costs associated with the trade credits restatement issue. Excluding the effect of these items, selling and administrative expenses were down $4.9 million compared to last year, or 5%, reflecting the cost reduction initiatives the Company has implemented over the last several quarters and lower variable costs partially offset by $13.5 million in incremental expenses from the acquisition of Calence, which were not included in the 2008 first quarter results. The North America segment also recorded $5.9 million in severance and restructuring charges during the first quarter, compared to $1.0 million recorded last year. As a result, the North America segment reported a loss from operations of $7.9 million. Excluding the effect of one-time items, this segment generated earnings from operations of $6.1 million.
Net sales in EMEA were $270.7 million in the first quarter, down 15% in U.S. dollars. In constant currency terms, net sales were up 8% over the first quarter of last year. The segment’s United Kingdom operations performed well during the first quarter with hardware sales down only 2% in local currency year over year, while the United Kingdom-based software and services businesses grew 51% and 186%, respectively, in local currency. Across the rest of the EMEA region, net sales were up 2% in local currency. Gross profit was down 23% in U.S. dollars, and down 3% in constant currency terms. Gross margin declined 140 basis points to 13.3% due primarily to decreases in product margin, including vendor funding, partially offset by an increase in gross margin from sales of services. Selling and administrative expenses in EMEA in the first quarter included $1.4 million of charges related to the EMEA portion of the termination of an equity incentive equity-based compensation plan. Excluding the effect of this item, selling and administrative expenses in EMEA were down $5.9 million year over year in U.S. dollar terms, and in constant currency terms, selling and administrative expenses in EMEA increased by $1.5 million year over year. The increase is primarily due to increased salaries, wages and facility related expenses due to increases in employee headcount. EMEA also recorded $417,000 in severance and restructuring expenses in the quarter. As a result, the EMEA segment reported earnings from operations of approximately $581,000. Excluding the effect of one-time items, this segment generated earnings from operations of $2.4 million.
In APAC, net sales were $20.3 million, down 12% from the prior year. Gross profit of $2.8 million was down approximately $940,000 year over year, while gross margin of 13.9% was down from 16.3% for the same period. These declines are primarily related to lower fees from enterprise software agreement renewals and to the increased mix of public sector business, which is typically transacted at lower margins.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 3	May 12, 2009
UPDATED GUIDANCE
The Company believes that with current demand levels and with the resource and other actions it has taken over the last several quarters, diluted earnings per share will be between $0.80 and $0.87 for the full year of 2009 with more of the earnings coming in the second half of the year compared to the first half. This outlook does not include the effect of any severance and restructuring expenses, expenses associated with the restatement investigation and administration or related litigation, or other one-time charges. This estimated range does, however, include:
•	the Company’s expectation of a weak hardware demand environment;

•	the projected negative effect of known rebate program changes from a key software partner, which the Company now projects will result in a $20 — $25 million reduction to gross profit in 2009, mostly in the second and fourth quarters given the strong software mix in those quarters; and

•	the offsetting benefits of the aggressive cost reduction actions taken to date.

*	A tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures is included at the end of this press release.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 10:00 a.m. ET to discuss first quarter results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-800-599-9816 if located in the U.S., 617-847-8705 for International callers, and enter the access code 11742478.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 4	May 12, 2009
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended March 31,
Insight Enterprises, Inc.	2009	2008	% change
Net sales	$951,160	$1,103,498	(14%)
Gross profit	$131,771	$151,622	(13%)
(Loss) earnings from operations — GAAP	$(7,919)	$14,261	(156%)
Earnings from operations — non-GAAP	$8,028	$16,161	(50%)
Net (loss) earnings — GAAP	$(6,797)	$8,173	(183%)
Net (loss) earnings — non-GAAP	$3,836	$9,323	(59%)
Diluted EPS — GAAP	$(0.15)	$0.17	(188%)
Diluted EPS — non-GAAP	$0.08	$0.19	(58%)

North America
Net sales	$660,101	$762,134	(13%)
Gross profit	$93,042	$101,208	(8%)
(Loss) earnings from operations — GAAP	$(7,924)	$8,428	(194%)
Earnings from operations — non-GAAP	$6,126	$9,437	(35%)

EMEA
Net sales	$270,725	$318,221	(15%)
Gross profit	$35,904	$46,649	(23%)
Earnings from operations — GAAP	$581	$6,301	(91%)
Earnings from operations — non-GAAP	$2,361	$7,170	(67%)

APAC
Net sales	$20,334	$23,143	(12%)
Gross profit	$2,825	$3,765	(25%)
Loss from operations — GAAP	$(576)	$(468)	(23%)
Loss from operations — non-GAAP	$(459)	$(446)	(3%)

*	A tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures is included at the end of this press release.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures in 2009 exclude one-time items and the tax effect of these items. We exclude these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for the individual operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors’ results and assist in forecasting performance for future periods because they exclude items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 5	May 12, 2009
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including our estimated diluted earnings per share for 2009, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008:
•	general economic conditions, including concerns regarding a global recession and credit constraints;

•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	the informal inquiry from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) and stockholder litigation related to the restatement of our consolidated financial statements;

•	our ability to maintain compliance with Nasdaq’s requirements for continued listing;

•	our ability to collect our accounts receivable;

•	increased debt and interest expense and lower availability on our financing facilities and changes in the overall capital markets that could increase our borrowing costs or reduce future availability of financing;

•	disruptions in our information technology systems and voice and data networks, including our system upgrade and the migration of acquired businesses to our information technology systems and voice and data networks;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	seasonal changes in demand for sales of software licenses;

•	the risks associated with international operations;

•	exposure to changes in, or interpretations of, tax rules and regulations;

•	exposure to currency exchange risks and volatility in the U.S. dollar, Canadian dollar, the Euro and the British Pound Sterling exchange rates;

•	our dependence on key personnel;

•	failure to comply with the terms and conditions of our public sector contracts;

•	rapid changes in product standards; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 6	May 12, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Net sales	$951,160	$1,103,498
Costs of goods sold	819,389	951,876

Gross profit	131,771	151,622
Operating expenses:
Selling and administrative expenses	133,343	135,461
Severance and restructuring expenses	6,347	1,900

(Loss) earnings from operations	(7,919)	14,261
Non-operating (income) expense:
Interest income	(100)	(601)
Interest expense	2,099	2,666
Net foreign currency exchange gain	(51)	(937)
Other expense, net	279	319

(Loss) earnings from before income taxes	(10,146)	12,814
Income tax (benefit) expense	(3,349)	4,641

Net (loss) earnings	$(6,797)	$8,173

Net (loss) earnings per share:
Basic	$(0.15)	$0.17

Diluted	$(0.15)	$0.17

Shares used in per share calculations:
Basic	45,710	48,540

Diluted	45,710	49,095

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 7	May 12, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$67,193	$49,175
Accounts receivable, net	843,672	990,026
Inventories	96,941	103,130
Inventories not available for sale	26,509	30,507
Deferred income taxes	40,032	40,075
Other current assets	43,886	37,495

Total current assets	1,118,233	1,250,408

Property and equipment, net	155,224	157,334
Goodwill	2,472	—
Intangible assets, net	88,628	93,400
Deferred income taxes	88,445	89,757
Other assets	15,986	16,741

	$1,468,988	$1,607,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$661,244	$720,833
Accrued expenses and other current liabilities	166,063	175,769
Current portion of long-term debt	—	—
Deferred revenue	35,009	36,339

Total current liabilities	862,316	932,941

Long-term debt	171,000	228,000
Deferred income taxes	2,100	2,291
Other liabilities	21,584	22,440

	1,057,000	1,185,672

Stockholders’ equity:
Preferred stock	—	—
Common stock	458	456
Additional paid-in capital	374,013	371,664
Retained earnings	33,493	40,290
Accumulated other comprehensive income — foreign currency translation adjustments	4,024	9,558

Total stockholders’ equity	411,988	421,968

	$1,468,988	$1,607,640

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 8	May 12, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net (loss) earnings	$(6,797)	$8,173
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	9,773	8,500
Provision for losses on accounts receivable	655	668
Write-downs of inventories	2,221	1,697
Non-cash stock-based compensation	6,091	3,195
Excess tax benefit from employee gains on stock-based compensation	—	(108)
Deferred income taxes	(1,846)	3,961
Changes in assets and liabilities:
Decrease in accounts receivable	127,801	279,833
Decrease (increase) in inventories	7,631	(1,326)
(Increase) decrease in other current assets	(6,269)	2,690
Increase in other assets	(77)	(195)
Decrease in accounts payable	(34,989)	(239,757)
Decrease in deferred revenue	(1,414)	(3,927)
(Decrease) increase in accrued expenses and other liabilities	(6,685)	3,852

Net cash provided by operating activities	96,095	67,256

Cash flows from investing activities:
Proceeds from sale of a discontinued operation, net of direct expenses	—	(900)
Purchases of property and equipment	(5,062)	(6,491)

Net cash used in investing activities	(5,062)	(7,391)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	307,873	—
Repayments on senior revolving credit facility	(364,873)	—
Borrowings on accounts receivable securitization financing facility	120,000	122,000
Repayments on accounts receivable securitization financing facility	(120,000)	(117,000)
Repayments on term loan	—	(3,750)
Net repayments under inventory financing facility	(17,830)	—
Payment of deferred financing fees	(531)	—
Proceeds from sales of common stock under employee stock plans	—	2,976
Excess tax benefit from employee gains on stock-based compensation	—	108
Payment of payroll taxes on stock-based compensation through shares withheld	(307)	(1,943)
Repurchases of common stock	—	(14,999)
Increase in book overdrafts	5,214	458

Net cash used in financing activities	(70,454)	(12,150)

Foreign currency exchange effect on cash flows	(2,561)	1,263

Increase in cash and cash equivalents	18,018	48,978
Cash and cash equivalents at beginning of period	49,175	56,718

Cash and cash equivalents at end of period	$67,193	$105,696

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 9	May 12, 2009
Insight Enterprises, Inc. and Subsidiaries
Quarterly Select Operating Segment Statistics
(UNAUDITED)

	Three Months Ended
	March 31,
North America	2009	2008	Change
Number of shipping days	63	64	(1 day)
Sales mix (as a % of net sales):
Networking and connectivity	14%	12%	2	% (a)
Notebooks and PDA’s	8%	11%	(33	%)(a)
Servers and storage	7%	10%	(40	%)(a)
Desktops	6%	8%	(33	%) (a)
Printers	4%	4%	(13	%)(a)
Memory and processors	3%	3%	(37	%)(a)
Supplies and accessories	2%	4%	(51	%)(a)
Monitors and video	4%	5%	(35	%)(a)
Miscellaneous	9%	9%	(12	%)(a)

Hardware	57%	66%	(25	%)(a)
Software	36%	31%	-	(a)
Services	7%	3%	91	% (a)

	100%	100%

EMEA
Number of shipping days(b)	63	62	1 day
Sales mix (as a % of net sales):
Networking and connectivity	5%	4%	(13	%)(a)
Notebooks and PDA’s	7%	9%	(28	%)(a)
Servers and storage	5%	8%	(46	%)(a)
Desktops	5%	4%	13	% (a)
Printers	2%	3%	(46	%)(a)
Memory and processors	1%	1%	(39	%)(a)
Supplies and accessories	4%	4%	(14	%)(a)
Monitors and video	3%	4%	(37	%)(a)
Miscellaneous	2%	3%	(33	%)(a)

Hardware	34%	40%	(28	%)(a)
Software	65%	59%	(7	%)(a)
Services	1%	1%	65	% (a)

	100%	100%

(a)	Represents growth/decline in category net sales.

(b)	Represents shipping days for the United Kingdom as it makes up the largest percentage of net sales in our EMEA segment.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 10	May 12, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
Consolidated (Loss) Earnings from Operations:
GAAP	$(7,919)	$14,261
Severance and restructuring expense	6,347	1,900
Termination of equity incentive compensation plan	5,478	—
Professional fees and costs from trade credits restatement issue	4,122	—

Non-GAAP	$8,028	$16,161

Consolidated Net (Loss) Earnings:
GAAP	$(6,797)	$8,173
Severance and restructuring expense	3,965	1,150
Termination of equity incentive compensation plan	3,524	—
Professional fees and costs from trade credits restatement issue	2,544	—
Tax charge for remeasurement of certain deferred tax assets	600	—

Non-GAAP	$3,836	$9,323

Consolidated Diluted EPS:
GAAP	$(0.15)	$0.17
Severance and restructuring expense	0.09	0.02
Termination of equity incentive compensation plan	0.08	—
Professional fees and costs from trade credits restatement issue	0.05	—
Tax charge for remeasurement of certain deferred tax assets	0.01	—

Non-GAAP	$0.08	$0.19

Shares used in per share calculation:
GAAP	45,710	49,095
Dilutive potential common shares due to dilutive options and restricted stock, net of tax effect	634	—

Non-GAAP	46,344	49,095

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2009 Results, Page 11	May 12, 2009
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(In thousands, except per share data)
(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
North America (Loss) Earnings from Operations:
GAAP	$(7,924)	$8,428
Severance and restructuring expense	5,859	1,009
Termination of equity incentive compensation plan	4,069	—
Professional fees and costs from trade credits restatement issue	4,122	—

Non-GAAP	$6,126	$9,437

EMEA Earnings from Operations:
GAAP	$581	$6,301
Severance and restructuring expense	417	869
Termination of equity incentive compensation plan	1,363	—

Non-GAAP	$2,361	$7,170

APAC Loss from Operations:
GAAP	$(576)	$(468)
Severance and restructuring expense	71	22
Termination of equity incentive compensation plan	46	—

Non-GAAP	$(459)	$(446)

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958